SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made effective as of the 28th day of September, 2009

AMONG:

TECHNOLOGY PUBLISHING, INC., a Nevada corporation, having an address at 10 Van Stassen Blvd., Toronto, Ontario, Canada M6S 2N3

(“Pubco”)

AND:

WESTSIDE PUBLISHING LTD., an Ontario corporation, having an
address at 10 Van Stassen Blvd., Toronto, Ontario, Canada M6S 2N3

(the “Pubco Subsidiary”)

AND:

NEXAIRA INC., an Alberta corporation, having an address c/o 1404 – 510
West Hastings Street, Vancouver, British Columbia, Canada V6B 1L8

(“Priveco”)

AND:

NEXAIRA, INC., a California corporation, having an address at 6650 Lusk Boulevard,
Suite B203, San Diego, California, USA

(the “Priveco Subsidiary”)

AND:

THE UNDERSIGNED SHAREHOLDERS OF PRIVECO as listed
on Schedule 1 attached hereto

(the “Selling Shareholders”)

AND:

0793296 BC LTD., a British Columbia corporation, having an address at
1404 – 510 West Hastings Street, Vancouver, British Columbia, Canada
V6B 1L8

(the “Debt Holder”)

AND:

885084 ALBERTA INC., an Alberta corporation having an address at
3300 - 421 7th Avenue SW, Calgary Alberta T2P 4K9

(together with the Debt Holder, the “Warrant Holders”)

WHEREAS:

A. The Selling Shareholders are the registered and/or beneficial owners of all of the issued and outstanding common shares in the capital of Priveco;

B. The Warrant Holders are the registered and beneficial owners of all of the outstanding warrants of Priveco;

C. Pubco has made an offer to: (i) issue a total of 15,489,262 common shares in the capital of Pubco to the Selling Shareholders as consideration for the acquisition by Pubco of all of the issued and outstanding common shares of Priveco held by the Selling Shareholders; and (ii) issue 1,575,000 warrants of Pubco to the Warrant Holders as consideration for the surrender by the Warrant Holders of all of the outstanding warrants of Priveco;

D. Upon the terms and subject to the conditions set forth in this Agreement, (i) the Selling Shareholders have agreed to sell all of the issued and outstanding common shares of Priveco held by the Selling Shareholders to Pubco in exchange for common shares of Pubco; and (ii) the Warrant Holders have agreed to exchange all of the warrants of Priveco held by the Warrant Holders to Pubco in exchange for warrants of Pubco; and

E. Priveco is indebted to the Debt Holder in the amount of $1,950,000 pursuant to the terms of a convertible debenture and Pubco has agreed to assume a portion of Priveco’s obligations with respect to this amount, subject to the terms and conditions of this Agreement.

THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

1. DEFINITIONS

1.1 Definitions. The following terms have the following meanings, unless the context indicates otherwise:

(a)	“Agreement” means this Agreement, and all the schedules and other documents attached to or referred to in this Agreement, and all amendments and supplements, if any, to this Agreement;

(b)

“Closing” means the completion of the Transaction, in accordance with Section 8.16 hereof, at which the Closing Documents shall be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time;

(c)

“Closing Date” means September 29, 2009 or such other date as is mutually agreed upon by Pubco and Priveco in writing in accordance with Section 12.6 following the satisfaction or waiver by Pubco and Priveco of the conditions precedent set out in Sections 6.1 and 6.2 respectively;

(d)	“Closing Documents” means the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement;

(e)	“FINRA” means the Financial Industry Regulatory Authority;

(f)	“GAAP” means United States generally accepted accounting principles applied in a manner consistent with prior periods;

(g)

“Liabilities” includes any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured;

(h)

“Material Adverse Effect”, when used in connection with an entity, means any change (including a decision to implement such a change made by the entity’s board of directors or by its senior management who believe that confirmation of the decision by the board of directors is probable), event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets (including intangible assets), liabilities, capitalization, ownership, financial condition or results of operations of such entity or subsidiaries taken as a whole;

(i)	“Option Holders” means, collectively, the holders of Priveco Options and “Option Holder” means any one of them;

(j)	“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity;

(k)	“Private Placement” has the meaning set forth in Section 6.2(d) hereto;

(l)	“Priveco Debenture” means the convertible debenture dated June 19, 2007 and amendments thereto having a current outstanding principal amount of $1,950,000, issued by Priveco to the Debt Holder;

(m)	“Priveco Disclosure Letter” means the letter of even date herewith delivered by Priveco to Pubco with respect to certain matters in this Agreement;

(n)	“Priveco Options” means, collectively, the outstanding options to purchase 5,445,162 common shares of Priveco, being all of the outstanding and unexercised options of Priveco;

(o)	“Priveco Security Holders” means, collectively, the Selling Shareholders, the Warrant Holders, the Option Holders and the Debt Holder, and “Priveco Security Holder” means any one of them;

(p)	“Priveco Securities” means, collectively, the Priveco Shares, Priveco Options and Priveco Warrants and the Priveco Debenture, as applicable;

(q)	“Priveco Shares” means, collectively, all of the issued and outstanding common shares of Priveco;

(r)

“Priveco Warrants” means, collectively, the 900,000 outstanding warrants of Priveco, each of which entitles the Warrant Holders to purchase one common share of Priveco, being all of the outstanding and unexercised warrants of Priveco;

(s)	“Pubco Debt” means the $1,600,000 of the principal amount of the Priveco Debenture to be assumed from Priveco by Pubco at Closing;

(t)

“Pubco Debt Shares” means the 19,250,000 fully paid and non-assessable shares of Pubco Common Stock (as defined herein) to be issued to the Debt Holder subsequent to the Closing upon the conversion of the Pubco Debt;

(u)	“Pubco Disclosure Letter” means the letter of even date herewith delivered by Pubco to Priveco with respect to certain matters in this Agreement;

(v)	“Pubco Options” means, collectively, the 9,529,034 options of Pubco, to be issued to the Option Holders by Pubco on the Closing Date;

(w)	“Pubco Securities” means, collectively, the Pubco Shares, Pubco Options, Pubco Warrants and the Pubco Debt Shares, as applicable;

(x)	“Pubco Shares” means, collectively, the 15,489,262 fully paid and non-assessable common shares of Pubco to be issued to the Selling Shareholders by Pubco on the Closing Date;

(y)	“Pubco Warrants” means the 1,575,000 warrants of Pubco, to be issued to the Warrant Holders by Pubco on the Closing Date;

(z)	“SEC” means the Securities and Exchange Commission;

(aa)	“Securities Act” means the United States Securities Act of 1933, as amended;

(bb)

“Taxes” includes international, federal, state, provincial and local income taxes, capital gains tax, value-added taxes, franchise, personal property and real property taxes, levies, assessments, tariffs, duties (including any customs duty), business license or other fees, sales, use and any other taxes relating to the assets of the designated party or the business of the designated party for all periods up to and including the Closing Date, together with any related charge or amount, including interest, fines, penalties and additions to tax, if any, arising out of tax assessments; and

(cc)

“Transaction” means the: (i) purchase of the Priveco Shares by Pubco from the Selling Shareholders in consideration for the issuance of the Pubco Shares; (ii) exchange of the Priveco Options held by the Option Holders for the Pubco Options; (iii) exchange of the Priveco Warrants held by the Warrant Holders for the Pubco Warrants; and (iv) assumption of the Priveco Debenture and the subsequent conversion of the Pubco Debt into the Pubco Debt Shares.

1.2 Schedules. The following schedules are attached to and form part of this Agreement:

Schedule 1	–	Selling Shareholders
Schedule 2	–	Warrant Holders
Schedule 3	–	Certificate of Non-U.S. Shareholder
Schedule 4	–	Certificate of U.S. Shareholder
Schedule 5	–	Directors and Officers of Priveco
Schedule 6	–	Directors and Officers of Pubco

1.3 Currency. All references to currency referred to in this Agreement are in United States Dollars (US$), unless expressly stated otherwise.

1.4 Definition of Knowledge. In this Agreement:

(a)	an individual will be deemed to have “knowledge” of a particular fact or matter if:

	(i)	such individual is actually aware of such fact or matter, or

(ii)

a prudent individual could be expected to discover or otherwise become aware of such fact or matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or matter, and

(b)

a Person other than an individual will be deemed to have “knowledge” of a particular fact or matter if any individual who is serving as a senior officer of such Person (or in any similar capacity) has, or at any time had, knowledge of such fact or matter.

2. THE OFFER, PURCHASE AND SALE OF PRIVECO SECURITIES

2.1 Offer, Purchase and Sale of Priveco Shares. Subject to the terms and conditions of this Agreement, Pubco hereby irrevocably offers to acquire all of the issued and outstanding Priveco Shares and the Selling Shareholders hereby covenant and irrevocably agree to sell, assign and transfer to Pubco, and Pubco hereby irrevocably covenants and agrees to purchase from the Selling Shareholders, all of the Priveco Shares held by the Selling Shareholders.

2.2 Consideration. As consideration for the Priveco Shares to be acquired by Pubco pursuant to the terms of this Agreement, Pubco shall allot and issue the Pubco Shares to the Selling Shareholders in the amount set out opposite each Selling Shareholder’s name in Schedule 1 on the basis of one and three quarter (1.75) Pubco Shares for each one (1) Priveco Share held by each Selling Shareholder. The Selling Shareholders acknowledge and agree that the Pubco Shares are being issued pursuant to an exemption from the prospectus and registration requirements of the Securities Act. As required by applicable securities law, the Selling Shareholders agree to abide by all applicable resale restrictions and hold periods imposed by all applicable securities legislation. All certificates representing the Pubco Shares issued on Closing will be endorsed with one of the following legends pursuant to the Securities Act in order to reflect the fact that the Pubco Shares will be issued to the Selling Shareholders pursuant to an exemption from the registration requirements of the Securities Act:

For the Selling Shareholders not resident in the United States:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

UNLESS OTHERWISE PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN OR FROM BRITISH COLUMBIA UNLESS THE CONDITIONS IN SECTION 12(2) OF BC INSTRUMENT 51-509 ISSUERS QUOTED IN THE U.S. OVER-THE-COUNTER MARKET ARE MET.”

For the Selling Shareholders resident in the United States:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

2.3 Exchange Procedure. Each Selling Shareholder may exchange his, her or its certificate representing the Priveco Shares by delivering such certificate to Pubco, duly executed and endorsed in blank (or accompanied by duly executed Stock Powers (as defined in Section 7.5) of attorney duly endorsed in blank), in each case in proper form for transfer, and, if applicable, with all stock transfer and any other required documentary stamps affixed thereto and with appropriate instructions to allow the transfer agent to issue certificates for the Pubco Shares to the holder thereof (or as the holder may otherwise direct) together with:

(a)	if the Selling Shareholder is not resident in the United States, a Certificate of Non-U.S. Shareholder (the “Regulation S Certificate”), a copy of which is set out in Schedule 3; and

(b)	if the Selling Shareholder is resident in the United States, a Certificate of U.S. Shareholder (the “Rule 506 Certificate”), a copy of which is set out in Schedule 4.

2.4 Option Holders. In connection with the Closing, Pubco shall grant the Option Holders Pubco Options on the basis of one and three quarter (1.75) Pubco Options for each one (1) Priveco Option held by each such Option Holder. The board of directors of Priveco will exercise its authority under Priveco’s stock option plan to provide for the exchange of the Priveco Options held by each Option Holder into such Pubco Options. Pubco may require each Option Holder to execute Pubco’s standard form of agreement evidencing the Pubco Options and:

(a)	if the Option Holder is not resident in the United States, a Regulation S Certificate; and

(b)	if the Option Holder is resident in the United States, a Rule 506 Certificate.

2.5 Warrant Holders. In connection with the Closing, Pubco will grant the Warrant Holders Pubco Warrants on the basis of one and three quarter (1.75) Pubco Warrants for each one (1) Priveco Warrant held by each Warrant Holder. The Warrant Holders may exchange their certificates representing the Priveco Warrants by delivering such certificate to Pubco together with a Regulation S Certificate.

2.6 Debt Holder. At the closing, Pubco, Priveco and the Debt Holder shall execute an assumption agreement (the “Assumption Agreement”) whereby Pubco will agree to assume all of Priveco’s obligations relating to the Pubco Debt. Subsequent to the Closing, upon the demand of the Debt

Holder, Pubco will issue the Pubco Debt Shares in full satisfaction and settlement of the Pubco Debt. Priveco shall remain indebted to the Debt Holder for: (i) any interest on the Priveco Debenture that has accrued up to the Closing Date; and (ii) for the remaining principal sum of $350,000, and accrued interest thereon, which shall continue to be due and payable by Priveco to the Debt Holder pursuant to the terms of the Priveco Debenture.

2.7 Fractional Securities. Notwithstanding any other provision of this Agreement, no certificates for fractional Pubco Securities will be issued in the Transaction. In lieu of any such fractional securities, if any of the Priveco Security Holders would otherwise be entitled to receive a fraction of a Pubco Security upon surrender of certificates representing the Priveco Securities for exchange pursuant to this Agreement, the Priveco Security Holders will be entitled to have such fraction rounded up to the nearest whole number of applicable Pubco Securities and will receive from Pubco a certificate representing same.

2.8 Closing Date. The Closing will take place, subject to the terms and conditions of this Agreement, on the Closing Date.

2.9 Restricted Securities. The Priveco Security Holders acknowledge that the Pubco Securities issued pursuant to the terms and conditions set forth in this Agreement will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed of, except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with all applicable securities laws.

2.10 Exemptions. The Priveco Security Holders acknowledge that Pubco has advised such Priveco Security Holders that Pubco is issuing the Pubco Securities to the Priveco Security Holders under exemptions from the prospectus and registration requirements of applicable Canadian securities laws (the “Canadian Securities Laws”) and, as a consequence, certain protections, rights and remedies provided by the Canadian Securities Laws, including statutory rights of rescission or damages, will not be available to the Priveco Security Holders.

2.11 Canadian Resale Restrictions. Each of the Priveco Security Holders acknowledges that each has been advised and acknowledges and understands that Pubco is not a reporting issuer in any province or territory of Canada and accordingly, any applicable hold periods under the Canadian Securities Laws may never expire, and any Pubco Securities issued to the Priveco Security Holders may be subject to resale restrictions in Canada for an indefinite period of time. Additionally, each of the Priveco Security Holders acknowledges that resale of any of the Pubco Securities by any of the Priveco Security Holders resident in Canada is restricted except pursuant to an exemption from applicable securities legislation.

2.12 British Columbia Instrument 51-509 Restrictions. Each of the Priveco Security Holders resident in the United States and Alberta represent, warrants, acknowledge and agree that:

(a)

pursuant to British Columbia Instrument 51-509 – Issuers Quoted in the U.S. Over –the- Counter Markets (“BCI 51-509”), as adopted by the British Columbia Securities Commission, a subsequent trade in any of the Pubco Securities in or from British Columbia will be a distribution subject to the prospectus and registration requirements of applicable Canadian securities legislation (including the British Columbia Securities Act) unless certain conditions are met, which conditions include, among others, a requirement that any certificate representing the Pubco Securities (or ownership statement issued under a direct registration system or other book entry system) bear the restrictive legend (the “BC Legend”) specified in BCI 51-509;

(b)

the Priveco Security Holder is not a resident of British Columbia and undertakes not to trade or resell any of the Pubco Securities in or from British Columbia unless the trade or resale is made in accordance with BCI 51-509;

(c)

others will rely upon the truth and accuracy of the representations and warranties contained in this Section 2.12 and agrees that if such representations and warranties are no longer accurate or have been breached, the Priveco Security Holder shall immediately notify the Company;

(d)

by executing and delivering this Agreement and as a consequence of the representations and warranties made by the Priveco Security Holder contained in this Section 2.12, the Priveco Security Holder will have directed the Company not to include the BC Legend on any certificates representing the Pubco Securities to be issued to the Priveco Security Holder. As a consequence, the Priveco Security Holder will not be able to rely on the resale provisions of BCI 51-509, and any subsequent trade in any of the Pubco Securities in or from British Columbia will be a distribution subject to the prospectus and registration requirements of the British Columbia Securities Act; and

(e)

if the Priveco Security Holder wishes to trade or resell any of the Pubco Securities in or from British Columbia, the Priveco Security Holder agrees and undertakes to return, prior to any such trade or resale, any certificate representing the Pubco Securities to the Company or its transfer agent, as applicable, to have the BC Legend imprinted on such certificate or to instruct the Company’s transfer agent to include the BC Legend on any ownership statement issued under a direct registration system or other book entry system.

3. REPRESENTATIONS AND WARRANTIES OF PRIVECO AND THE PRIVECO SUBSIDIARY

Except as set forth in the Priveco Disclosure Letter, Priveco and the Priveco Subsidiary represent and warrant to Pubco, and acknowledge that Pubco is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Pubco, as follows:

3.1 Organization and Good Standing of Priveco. Priveco is a corporation duly organized, validly existing and in good standing under the laws of the Province of Alberta and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted. Priveco is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which Priveco owns property, leases property, does business, or is otherwise required to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect on Priveco.

3.2 Organization and Good Standing of the Priveco Subsidiary. The Priveco Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted. The Priveco Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which the Priveco Subsidiary owns property, leases property, does business, or is otherwise required to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect on the Priveco Subsidiary.

3.3 Authority. Priveco and the Priveco Subsidiary have all requisite corporate power and authority to execute and deliver this Agreement and any other documents contemplated by this Agreement (collectively, the “Priveco Documents”) to be signed by Priveco or the Priveco Subsidiary and to perform their respective obligations hereunder and to consummate the Transaction. The execution and delivery of each of the Priveco Documents by Priveco and the Priveco Subsidiary, as applicable, and the consummation of the Transaction have been duly authorized by Priveco’s board of directors and the board of directors of the Priveco Subsidiary. No other corporate or shareholder proceedings on the part of Priveco or the Priveco Subsidiary are necessary to authorize such Priveco Documents or to consummate the Transaction. This Agreement has been, and the other Priveco Documents when executed and delivered by Priveco or the Priveco Subsidiary as contemplated by this Agreement will be, duly executed and delivered by Priveco or the Priveco Subsidiary, as applicable, and this Agreement is, and the other Priveco Documents when executed and delivered by Priveco or the Priveco Subsidiary as contemplated hereby will be, valid and binding obligations of Priveco and the Priveco Subsidiary, enforceable in accordance with their respective terms, except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and

(c)	as limited by public policy.

3.4 Capitalization of Priveco. At Closing, to the best knowledge of Priveco, the entire authorized capital stock of Priveco will consist of an unlimited number of Priveco Shares (the “Priveco Common Stock”). As of the date of this Agreement, there are: (i) 8,851,007 Priveco Shares issued and outstanding; (ii) 5,445,162 Priveco Options outstanding and unexercised; and (iii) 900,000 Priveco Warrants outstanding and unexercised. All of the issued and outstanding Priveco Shares have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with the laws of the Province of Alberta and Priveco’s Articles of Incorporation. Other than the Priveco Options and the Priveco Warrants, there are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating Priveco to issue any additional shares of Priveco Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Priveco any shares of Priveco Common Stock. Except as previously disclosed to Pubco, there are no agreements purporting to restrict the transfer of any of the Priveco Shares, and no voting agreements, shareholders’ agreements, voting trusts, or other arrangements restricting or affecting the voting of any of the Priveco Shares to which Priveco is a party or of which Priveco is aware.

3.5 Priveco Security Holders. At Closing, the Priveco Security Holders will be as follows:

(i)	the holders of all issued and outstanding Priveco Shares, including each holder’s name, address and number of Priveco Shares held, will be as set out in Schedule 1 hereto;

(ii)	the holders of all outstanding and unexercised Priveco Warrants, including each holder’s name, address and the number of Priveco Warrants held, will be as set out in Schedule 2 hereto;

(iii)	the Debt Holder; and

(iv)

the holders of all outstanding and unexercised Priveco Options, including each holder’s name, address and number of Priveco Options held, will be as set out in a list to be provided to Pubco prior to Closing.

3.6 Directors and Officers of Priveco. The duly elected or appointed directors and the duly appointed officers of Priveco are as set out in Schedule 5.

3.7 Corporate Records of Priveco. The corporate records of Priveco, as required to be maintained by it pursuant to the laws of the Province of Alberta, are accurate, complete and current in all material respects, and the minute book of Priveco is, in all material respects, correct and contains all material records required by the laws of the Province of Alberta, in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of Priveco.

3.8 Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

(a)

conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Priveco or the Priveco Subsidiary under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Priveco or the Priveco Subsidiary, or any of their respective material property or assets;

(b)	violate any provision of the Articles of Incorporation of Priveco, the bylaws of the Priveco Subsidiary or any applicable laws; or

(c)

violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Priveco, the Priveco Subsidiary or any of their respective material property or assets.

3.9 Actions and Proceedings. To the best knowledge of Priveco and the Priveco Subsidiary, there is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or, to the best knowledge of Priveco or the Priveco Subsidiary, threatened against or affecting Priveco the Priveco Subsidiary or which involves any of the business, or the properties or assets of Priveco or the Priveco Subsidiary that, if adversely resolved or determined, would have a Material Adverse Effect on Priveco or the Priveco Subsidiary. Except as previously disclosed to Pubco, there is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have a Material Adverse Effect on Priveco or the Priveco Subsidiary.

3.10 Compliance.

(a)

To the best knowledge of Priveco and the Priveco Subsidiary, Priveco and the Priveco Subsidiary are in compliance with, are not in default or violation in any material respect under, and have not been charged with or received any notice at any time of any material violation of, any statute, law, ordinance, regulation, rule or decree applicable to the business or operations of Priveco or the Priveco Subsidiary.

(b)

To the best knowledge of Priveco and the Priveco Subsidiary, Priveco and the Priveco Subsidiary are not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would have a Material Adverse Effect on Priveco or the Priveco Subsidiary.

(c)

Priveco and the Priveco Subsidiary have duly filed all reports and returns required to be filed by them with governmental authorities and have obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement or where the failure to do so would not have a Material Adverse Effect on Priveco or the Priveco Subsidiary. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Priveco or the Priveco Subsidiary, threatened, and none of them will be affected in a material adverse manner by the consummation of the Transaction.

(d)

Priveco and the Priveco Subsidiary have operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. Priveco and the Priveco Subsidiary have not received any notice of any violation thereof, nor is Priveco or the Priveco Subsidiary aware of any valid basis therefore.

3.11 Filings, Consents and Approvals. No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other Person pertaining to either Priveco or the Priveco Subsidiary is necessary for the consummation by Priveco or the Priveco Subsidiary of the Transaction.

3.12 Financial Representations. Neither Priveco nor the Priveco Subsidiary have received any advice or notification from its independent certified public accountant that Priveco or the Priveco Subsidiary has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the books and records of Priveco or the Priveco Subsidiary, any properties, assets, Liabilities, revenues, or expenses. The books, records, and accounts of Priveco and the Priveco Subsidiary accurately and fairly reflect, in reasonable detail, the assets and Liabilities of Priveco and the Priveco Subsidiary. Neither Priveco nor the Priveco Subsidiary have engaged in any transaction, maintained any bank account, or used any funds of Priveco or the Priveco Subsidiary, except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of Priveco and the Priveco Subsidiary.

3.13 Absence of Undisclosed Liabilities. Other than the costs and expenses incurred in connection with the negotiation and consummation of the Transaction, neither Priveco nor the Priveco Subsidiary have any material Liabilities or obligations, either direct or indirect, matured or unmatured, absolute, contingent or otherwise that exceed $25,000, which:

(a)	have not heretofore been paid or discharged;

(b)	did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed in writing to Pubco; or

(c)

have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of business of Priveco or the Priveco Subsidiary.

3.14 Tax Matters.

(a)	As of the date hereof:

(i)

Priveco and the Priveco Subsidiary have timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to Priveco or the Priveco Subsidiary, and

	(ii)	all such returns are true and correct in all material respects.

(b)

Priveco and the Priveco Subsidiary have paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof, and has established an adequate reserve therefore on its balance sheets for those Taxes not yet due and payable, except for any Taxes the non-payment of which will not have a Material Adverse Effect on Priveco or the Priveco Subsidiary.

(c)

To the best knowledge of Priveco and the Priveco Subsidiary, neither Priveco nor the Priveco Subsidiary is presently under or has received notice of, any contemplated investigation or audit by any regulatory or governmental agency of body or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof.

(d)

All Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency.

(e)

To the best knowledge of Priveco and the Priveco Subsidiary, the books and records of Priveco and the Priveco Subsidiary contain full provision for all Taxes including any deferred Taxes that may be assessed to Priveco or the Priveco Subsidiary for the period ended July 31, 2009 (the “Priveco Accounting Date”) or for any prior periods in respect of any transaction, event or omission occurring, or any profit earned on or prior to the Priveco Accounting Date or for which Priveco or the Priveco Subsidiary is accountable up to such date and all contingent Liabilities for taxes have been provided for or disclosed or will be provided for or disclosed in the Priveco Financial Statements when the Priveco Financial Statements are delivered in accordance with Section 7.5 hereto.

3.15 Absence of Changes. Except as previously disclosed to Pubco, neither Priveco nor the Priveco Subsidiary has:

(a)

incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice and costs and expenses incurred in connection with the negotiation and consummation of the Transaction, or discharged or satisfied any lien or encumbrance, or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b)	sold, encumbered, assigned or transferred any material fixed assets or properties except for ordinary course business transactions consistent with past practice;

(c)

created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of Priveco or the Priveco Subsidiary to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)

made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)

declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of the Priveco Shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of the Priveco Shares or its other equity securities;

(f)	suffered any damage, destruction or loss, whether or not covered by insurance, that has had or may be reasonably expected to have a Material Adverse Change on Priveco or the Priveco Subsidiary;

(g)

received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have a Material Adverse Effect on Priveco or the Priveco Subsidiary;

(h)	made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $15,000;

(i)

other than in the ordinary course of business, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled;

(j)	entered into any transaction other than in the ordinary course of business consistent with past practice or as contemplated by this Agreement; or

(k)	agreed, whether in writing or orally, to do any of the foregoing.

3.16 Absence of Certain Changes or Events. Since the Priveco Accounting Date, there has not been:

(a)	a Material Adverse Effect with respect to Priveco or the Priveco Subsidiary; or

(b)	any material change by Priveco or the Priveco Subsidiary in its accounting methods, principles or practices.

3.17 Subsidiaries. Except for the Priveco Subsidiary, Priveco does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.

3.18 Personal Property. Priveco and the Priveco Subsidiary possess, and have good and marketable title to, all property necessary for the continued operation of their respective businesses as presently conducted and as represented to Pubco. All such property is used in the business of Priveco or the Priveco Subsidiary, as applicable. All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used. All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Priveco or the Priveco Subsidiary are owned by Priveco or the Priveco Subsidiary, as applicable, free and clear of all liens, security interests, charges, encumbrances and other adverse claims, except as previously disclosed to Pubco.

3.19 Intellectual Property

(a)

Intellectual Property Assets. Priveco and the Priveco Subsidiary own or hold an interest in all intellectual property assets necessary for the operation of the businesses of Priveco and the Priveco Subsidiary as their businesses are currently conducted (collectively, the “Intellectual Property Assets”), including:

	(i)	all functional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, the “Marks”);

	(ii)	all patents, patent applications and inventions, methods, processes and discoveries that may be patentable (collectively, the “Patents”);

	(iii)	all copyrights in both published works and unpublished works (collectively, the “Copyrights”); and

(iv)

all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints owned, used, or licensed by Priveco or the Priveco Subsidiary as licensee or licensor (collectively, the “Trade Secrets”).

(b)

Agreements. Priveco has previously provided Pubco with a complete and accurate list of all material contracts and agreements relating to the Intellectual Property Assets to which Priveco or the Priveco Subsidiary is a party or by which Priveco or the Priveco Subsidiary is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $15,000 under which Priveco or the Priveco Subsidiary is the licensee (the “Priveco Intellectual Property List”). To the best knowledge of Priveco and the Priveco Subsidiary, there are no outstanding or threatened disputes or disagreements with respect to any such agreement.

(c)

Intellectual Property and Know-How Necessary for the Business. Except as previously disclosed to Pubco or as provided in the Priveco Intellectual Property List, Priveco or the Priveco Subsidiary, as applicable, are the owners of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances and other adverse claims, and have the right to use, without payment to a third party, all of the Intellectual Property Assets. Except as provided in the Priveco Intellectual Property List, all former and current employees and contractors of

Priveco and the Priveco Subsidiary have executed written contracts, agreements or other undertakings with Priveco or the Priveco Subsidiary, as applicable, that assign all rights to any inventions, improvements, discoveries or information relating to the business of Priveco or the Priveco Subsidiary to Priveco or the Priveco Subsidiary, as applicable. No employee, director, officer or shareholder of Priveco or the Priveco Subsidiary owns, directly or indirectly, in whole or in part, any Intellectual Property Asset which Priveco or the Priveco Subsidiary is presently using or which is necessary for the conduct of its business. To the best knowledge of Priveco and the Priveco Subsidiary, no employee or contractor of Priveco or the Priveco Subsidiary, as applicable, has entered into any contract or agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign or disclose information concerning his work to anyone other than Priveco or the Priveco Subsidiary.

(d)

Patents. Except as previously provided in the Priveco Intellectual Property List, neither Priveco nor the Priveco Subsidiary holds any right, title or interest in or to any Patent and neither Priveco nor the Priveco Subsidiary has filed any patent application with any third party. To the best knowledge of Priveco and the Priveco Subsidiary, none of the products manufactured and sold, nor any process or know-how used, by Priveco or the Priveco Subsidiary infringes or is alleged to infringe any patent or other proprietary night of any other Person.

(e)

Trademarks. Except as previously provided in the Priveco Intellectual Property List, neither Priveco nor the Priveco Subsidiary holds any right, title or interest in or to any Mark and neither Priveco nor the Priveco Subsidiary has registered or filed any application to register any Mark with any third party. To the best knowledge of Priveco and the Priveco Subsidiary, none of the Marks, if any, used by Priveco or the Priveco Subsidiary infringes or is alleged to infringe any trade name, trademark or service mark of any third party.

(f)

Copyrights. Priveco and the Priveco Subsidiary, as applicable, are the owners of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances and other adverse claims. If applicable, all registered Copyrights are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date. To the best knowledge of Priveco and the Priveco Subsidiary, no Copyright is infringed or has been challenged or threatened in any way and none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party. All works encompassed by the Copyrights have been marked with the proper copyright notice.

(g)

Trade Secrets. Priveco and the Priveco Subsidiary have taken all reasonable precautions to protect the secrecy, confidentiality and value of their Trade Secrets. Priveco and the Priveco Subsidiary have good title and an absolute right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and to the best knowledge of Priveco and the Priveco Subsidiary, have not been used, divulged or appropriated, either for the benefit of any Person or to the detriment of Priveco or the Priveco Subsidiary. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

3.20 Insurance. The products sold by and the assets owned by Priveco and the Priveco Subsidiary are insured under various policies of general product liability and other forms of insurance consistent with prudent business practices. All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default by Priveco or the Priveco Subsidiary, or any event which, with the giving of notice, the lapse of time or both, would constitute a default thereunder. All premiums to date have been paid in full.

3.21 Employees and Consultants. Except as previously disclosed to Pubco, all employees and consultants of Priveco and the Priveco Subsidiary have been paid all salaries, wages, income and any other sum due and owing to them by Priveco, as at the end of the most recent completed pay period except for accrued but unpaid vacation pay. Neither Priveco nor the Priveco Subsidiary is aware of any labor conflict with any employees that might reasonably be expected to have a Material Adverse Effect on Priveco or the Priveco Subsidiary. To the best knowledge of Priveco and the Priveco Subsidiary, no employee of Priveco or the Priveco Subsidiary is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement or any other contract or agreement relating to the relationship of such employee with Priveco or the Priveco Subsidiary or any other nature of the business conducted or to be conducted by Priveco or the Priveco Subsidiary.

3.22 Real Property. Neither Priveco nor the Priveco Subsidiary owns any real property. Each of the leases, subleases, claims or other real property interests (collectively, the “Leases”) to which Priveco or the Priveco Subsidiary is a party or is bound is legal, valid, binding, enforceable and in full force and effect in all material respects. All rental and other payments required to be paid by Priveco or the Priveco Subsidiary pursuant to any such Leases have been duly paid and no event has occurred which, upon the passing of time, the giving of notice, or both, would constitute a breach or default by any party under any of the Leases. The Leases will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing Date. Neither Priveco nor the Priveco Subsidiary have assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Leases or the leasehold property pursuant thereto.

3.23 Material Contracts and Transactions. Priveco has previously made available to Pubco each contract, agreement, license, permit, arrangement, commitment or instrument to which Priveco is a party and which is material to the conduct of the business of Priveco (each, a “Contract”). Each Contract is in full force and effect, and there exists no material breach or violation of or default by Priveco under any Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Contract by Priveco. To the best knowledge of Priveco, the continuation, validity and effectiveness of each Contract will in no way be affected by the consummation of the Transaction. There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification or change to, any Contract.

3.24 Certain Transactions. Neither Priveco nor the Priveco Subsidiary is a guarantor or indemnitor of any indebtedness of any Person other than any indebtedness of the other.

3.25 No Brokers. Neither Priveco nor the Priveco Subsidiary has incurred any independent obligation or liability to any party for any brokerage fees, agent’s commissions or finder’s fees in connection with the Transaction.

3.26 Completeness of Disclosure. No representation or warranty by Priveco or the Priveco Subsidiary in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Pubco pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

4. REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS OF THE PRIVECO SECURITY HOLDERS

4.1 Each of the Priveco Security Holders, as applicable, acknowledges, represents and warrants to Pubco, and acknowledges that Pubco is relying upon such acknowledgements, representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Pubco, as follows:

(a)

Each Selling Shareholder is the registered and beneficial owner of the number of Priveco Shares listed next to his, her or its name in Schedule 1 to this Agreement and each Selling Shareholder has no interest, legal or beneficial, direct or indirect, in any other shares of, or the assets or business of, Priveco.

(b)

Each Warrant Holder is the registered and beneficial owner of the number of Priveco Warrants listed next to his, her or its name in Schedule 2 to this Agreement and each Warrant Holder has no interest, legal or beneficial, direct or indirect, in any other shares of, or the assets or business of, Priveco, other than as disclosed herein.

(c)

The Debt Holder is the holder of all rights, title and interest in and to the Priveco Debenture and the Debt Holder has no interest, legal or beneficial, director or indirect, in any other shares of, or the assets of business of, Priveco, other than as disclosed herein.

(d)

Each Priveco Security Holder has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the beneficial title and ownership of the Priveco Securities to Pubco.

(e)

Except as provided for in this Agreement, each Priveco Security Holder is agreeing to waive all rights held by such Priveco Security Holder under prior agreements, including shareholder agreements, pertaining to the Priveco Securities held by such Priveco Security Holder and the Priveco Security Holder will remise, release and forever discharge Pubco and its respective directors, officers, employees, successors, solicitors, agents and assigns from any and all obligations to the Priveco Security Holder under any such prior agreements.

(f)

The sale of the Pubco Securities that are the subject of this Agreement have not been qualified with the Commissioner of Corporations of the State of California and the issuance of the Pubco Securities or the payment or receipt of any part of the consideration therefor prior to the qualification is unlawful, unless the sale of the Pubco Securities is exempt from the qualification by Section 25100, 25102, or 25105 of the California Corporations Code. The rights of all parties to this Agreement are expressly conditioned upon the qualification being obtained, unless the sale is so exempt.

5. REPRESENTATIONS AND WARRANTIES OF PUBCO AND THE PUBCO SUBSIDIARY

Except as set forth in the Pubco Disclosure Letter, Pubco and the Pubco Subsidiary represent and warrant to Priveco and the Priveco Security Holders and acknowledge that Priveco and the Priveco Security Holders are relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Priveco or the Priveco Security Holders, as follows:

5.1 Organization and Good Standing. Pubco is duly incorporated, organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted. Pubco is qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which it owns property, leases property, does business, or is otherwise required to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect on Pubco.

5.2 Organization and Good Standing of the Pubco Subsidiary. The Pubco Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted. The Pubco Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which the Pubco Subsidiary owns property, leases property, does business, or is otherwise required to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect on the Pubco Subsidiary.

5.3 Authority. Pubco and the Pubco Subsidiary have all requisite corporate power and authority to execute and deliver this Agreement and any other documents contemplated by this Agreement (collectively, the “Pubco Documents”) to be signed by Pubco or the Pubco Subsidiary and to perform its obligations hereunder and to consummate the Transaction. The execution and delivery of each of the Pubco Documents by Pubco or the Pubco Subsidiary, as applicable, and the consummation by Pubco and the Pubco Subsidiary of the Transaction, have been duly authorized by the board of directors of Pubco and the Pubco Subsidiary and no other corporate or shareholder proceedings on the part of Pubco or the Pubco Subsidiary are necessary to authorize such documents or to consummate the Transaction. This Agreement has been, and the other Pubco Documents when executed and delivered by Pubco or the Pubco Subsidiary, as applicable, as contemplated by this Agreement will be, duly executed and delivered by Pubco and the Pubco Subsidiary and this Agreement is, and the other Pubco Documents when executed and delivered by Pubco and the Pubco Subsidiary as contemplated hereby will be, valid and binding obligations of Pubco and the Pubco Subsidiary, enforceable in accordance with their respective terms, except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and

(c)	as limited by public policy.

5.4 Capitalization of Pubco. The entire authorized capital stock of Pubco consists of 600,000,000 shares of common stock with a par value of $0.001 (the “Pubco Common Stock”). As of the date of this Agreement, there are: (i) 81,640,000 shares of Pubco Common Stock issued and outstanding. All of the issued and outstanding shares of Pubco Common Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations. There are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements or commitments obligating Pubco to issue any additional shares of Pubco Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Pubco any shares of Pubco Common Stock. There are no agreements purporting to restrict the transfer of any of the issued and outstanding shares of Pubco, no voting agreements, shareholders’ agreements, voting trusts, or other arrangements restricting or affecting the voting of any of the shares of Pubco to which Pubco is a party or of which Pubco is aware.

5.5 Directors and Officers of Pubco. The duly elected or appointed directors and the duly appointed officers of Pubco are as listed on Schedule 6.

5.6 Corporate Records of Pubco. The corporate records of Pubco and the Pubco Subsidiary, as required to be maintained by it pursuant to the laws of the State of Nevada or the Province of Ontario, as applicable, are accurate, complete and current in all material respects, and the minute books of Pubco and the Pubco Subsidiary are, in all material respects, correct and contain all material records required by the laws of the State of Nevada and the Province of Ontario, respectively, in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of Pubco and the Pubco Subsidiary.

5.7 Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

(a)

conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Pubco or the Pubco Subsidiary under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Pubco or the Pubco Subsidiary or any of their respective material property or assets;

(b)	violate any provision of the applicable incorporation or charter documents of Pubco or the Pubco Subsidiary or any applicable laws; or

(c)

violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Pubco or the Pubco Subsidiary or any of their respective material property or assets.

5.8 Validity of Pubco Common Stock Issuable upon the Transaction. The Pubco Shares to be issued to the Selling Shareholders upon consummation of the Transaction will, upon issuance, have been duly and validly authorized and, when so issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.

5.9 Actions and Proceedings. Except as disclosed in the Pubco SEC Documents (hereinafter defined), to the best knowledge of Pubco and the Pubco Subsidiary, there is no basis for and there is no claim, charge, arbitration, grievance, action, suit, judgment, demand, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now outstanding or pending or, to the best knowledge of Pubco or the Pubco Subsidiary, threatened against or affecting Pubco or the Pubco Subsidiary which involves any of the business, or the properties or assets of Pubco or the Pubco Subsidiary that, if adversely resolved or determined, would have a Material Adverse Effect on Pubco and the Pubco Subsidiary. There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have a Material Adverse Effect on Pubco or the Pubco Subsidiary.

5.10 Compliance.

(a)	To the best knowledge of Pubco and the Pubco Subsidiary, Pubco and the Pubco Subsidiary are in compliance with, are not in default or violation in any material respect under, and have not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Pubco or the Pubco Subsidiary.

(b)

To the best knowledge of Pubco and the Pubco Subsidiary, neither Pubco nor the Pubco Subsidiary is subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would have a Material Adverse Effect on Pubco or the Pubco Subsidiary.

(c)

Pubco and the Pubco Subsidiary have duly filed all reports and returns required to be filed by them with governmental authorities and have obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Pubco or the Pubco Subsidiary, threatened, and none of them will be affected in a material adverse manner by the consummation of the Transaction.

(d)

Pubco and the Pubco Subsidiary have operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. Pubco and the Pubco Subsidiary have not received any notice of any violation thereof, nor is Pubco or the Pubco Subsidiary aware of any valid basis therefore.

5.11 Filings, Consents and Approvals. No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other Person is necessary for the consummation by Pubco or the Pubco Subsidiary of the Transaction to continue to conduct its business after the Closing Date in a manner which is consistent with that in which it is presently conducted.

5.12 SEC Filings. Pubco has furnished or made available to Priveco and the Selling Shareholders a true and complete copy of each report, schedule and registration statement filed by Pubco with the SEC (collectively, and as such documents have since the time of their filing been amended, the “Pubco SEC Documents”). As of their respective dates, the Pubco SEC Documents complied in all material respects with the requirements of the Securities Act, and the rules and regulations of the SEC thereunder applicable to such Pubco SEC Documents. The Pubco SEC Documents constitute all of the documents and reports that Pubco was required to file with the SEC and the rules and regulations promulgated thereunder by the SEC.

5.13 Financial Representations. Included with the Pubco SEC Documents are true, correct, and complete copies of audited consolidated balance sheets for Pubco dated as of August 31, 2008 and 2007 and unaudited consolidated balance sheets for Pubco for the interim period ended May 31, 2009 (the “Pubco Accounting Date”) and the comparative interim period ended May 31, 2008, together with related statements of income, cash flows, and changes in shareholders’ equity for the fiscal years and interim periods then ended (collectively, the “Pubco Financial Statements”). The Pubco Financial Statements:

(a)	are in accordance with the books and records of Pubco;

(b)	present fairly the financial condition of Pubco as of the respective dates indicated and the results of operations for such periods; and

(c)	have been prepared in accordance with GAAP.

Pubco has not received any advice or notification from its independent certified public accountants that Pubco has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Pubco Financial Statements or the books and records of Pubco, any properties, assets, Liabilities, revenues, or expenses. The books, records and accounts of Pubco accurately and fairly reflect, in reasonable detail, the assets and Liabilities of Pubco. Pubco has not engaged in any transaction, maintained any bank account, or used any funds of Pubco, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Pubco.

5.14 Absence of Undisclosed Liabilities. Neither Pubco nor the Pubco Subsidiary have material Liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise, which:

(a)	are not set forth in the Pubco Financial Statements or have not heretofore been paid or discharged;

(b)	did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed in writing to Priveco; or

(c)

have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the date of the last Pubco Financial Statements.

5.15 Tax Matters.

(a)	As of the date hereof:

(i)

Pubco and the Pubco Subsidiary have timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to them, and

	(ii)	all such returns are true and correct in all material respects.

(b)

Pubco and the Pubco Subsidiary have paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof and has established an adequate reserve therefore on its balance sheets for those Taxes not yet due and payable, except for any Taxes the non-payment of which will not have a Material Adverse Effect on Pubco or the Pubco Subsidiary.

(c)

Neither Pubco nor the Pubco Subsidiary is presently under and has not received notice of, any contemplated investigation or audit by any regulatory or government agency or body or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof.

(d)

All Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency.

(e)

To the best knowledge of Pubco, the Pubco Financial Statements contain full provision for all Taxes including any deferred Taxes that may be assessed to Pubco for the accounting period ended on the Pubco Accounting Date or for any prior period in respect of any transaction, event or omission occurring, or any profit earned, on or prior to the Pubco Accounting Date or for any profit earned by Pubco on or prior to the Pubco Accounting Date or for which Pubco is accountable up to such date and all contingent Liabilities for Taxes have been provided for or disclosed in the Pubco Financial Statements.

5.16 Absence of Changes. Since the Pubco Accounting Date, except as disclosed in the Public SEC Documents and except as contemplated in this Agreement, neither Pubco nor the Pubco Subsidiary have:

(a)

incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b)	sold, encumbered, assigned or transferred any material fixed assets or properties;

(c)

created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of Pubco to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)

made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)

declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(f)	suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely affects its business, operations, assets, properties or prospects;

(g)	suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

(h)

received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i)	made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $15,000;

(j)

other than in the ordinary course of business, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled;

(k)	entered into any transaction other than in the ordinary course of business consistent with past practice; or

(l)	agreed, whether in writing or orally, to do any of the foregoing.

5.17 Absence of Certain Changes or Events. Since the Pubco Accounting Date, except as and to the extent disclosed in the Pubco SEC Documents, there has not been:

(a)	a Material Adverse Effect with respect to Pubco; or

(b)	any material change by Pubco in its accounting methods, principles or practices.

5.18 Subsidiaries. Except for the Pubco Subsidiary, Pubco does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations, except as disclosed in the Pubco SEC Documents.

5.19 Personal Property. There are no material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Pubco, except as disclosed in the Pubco SEC Documents. Pubco possesses, and has good and marketable title to all property necessary for the continued operation of the business of Pubco as presently conducted and as represented to Priveco and the Selling Shareholders. All such property is used in the business of Pubco. All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used. All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Pubco are owned by Pubco free and clear of all liens, security interests, charges, encumbrances and other adverse claims, except as previously disclosed to Priveco.

5.20 Insurance. The products sold by and the assets owned by Pubco are insured under various policies of general product liability and other forms of insurance consistent with prudent business practices. All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default by Pubco, or any event which, with the giving of notice, the lapse of time or both, would constitute a default thereunder. All premiums to date have been paid in full.

5.21 Employees and Consultants. To the best knowledge of Pubco, no employee of Pubco is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement or any other contract or agreement relating to the relationship of such employee with Pubco or any other nature of the business conducted or to be conducted by Pubco.

5.22 Real Property. Pubco does not own any real property. Each of the leases, subleases, claims or other real property interests (collectively, the “Pubco Leases”) to which Pubco is a party or is bound, as disclosed in writing to Priveco or as disclosed in the Pubco SEC Documents, is legal, valid, binding, enforceable and in full force and effect in all material respects. All rental and other payments required to be paid by Pubco pursuant to any such Pubco Leases have been duly paid and no event has occurred which, upon the passing of time, the giving of notice, or both, would constitute a breach or default by any party under any of the Pubco Leases. The Pubco Leases will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing Date. Pubco has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Pubco Leases or the leasehold property pursuant thereto.

5.23 Material Contracts and Transactions. Other than as expressly contemplated by this Agreement, there are no material contracts, agreements, licenses, permits, arrangements, commitments, instruments or understandings, whether written or oral, express or implied, contingent, fixed or otherwise, to which Pubco is a party (the “Pubco Contracts”), except as previously disclosed to Priveco or as disclosed in the Pubco SEC Documents. Pubco has made available to Priveco and the Selling Shareholders each Pubco Contract. Each Pubco Contract is in full force and effect, and there exists no material breach or violation of or default by Pubco under any Pubco Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Pubco Contract by Pubco. To the best knowledge of Pubco, the continuation, validity and effectiveness of each Pubco Contract will in no way be affected by the consummation of the Transaction. There exists no actual or threatened termination, cancellation or limitation of, or any amendment, modification or change to, any Pubco Contract.

5.24 Certain Transactions. Except as previously disclosed to Priveco or as disclosed in the Pubco SEC Documents, Pubco is not a guarantor or indemnitor of any indebtedness of any Person.

5.25 No Brokers. Pubco has not incurred any obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement.

5.26 Internal Accounting Controls. Pubco maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

5.27 Listing and Maintenance Requirements. Pubco is currently quoted on the OTC Bulletin Board and has not, in the 12 months preceding the date hereof, received any notice from the OTC Bulletin Board or the FINRA or any trading market on which Pubco’s common stock is or has been listed or quoted to the effect that Pubco is not in compliance with the quoting, listing or maintenance requirements of the OTC Bulletin Board or such other trading market. No securities commission or other regulatory authority has issued any order preventing or suspending the trading of the Pubco securities or prohibiting the issuance of Pubco Shares to be delivered hereunder, and, to Pubco’s knowledge, no proceedings for such purpose are pending or threatened.

5.28 No SEC or FINRA Inquiries. Neither Pubco nor any of its past or present officers or directors is the subject of any formal or informal inquiry or investigation by the SEC or FINRA. Pubco currently does not have any outstanding comment letters or other correspondences from the SEC or FINRA.

5.29 Completeness of Disclosure. No representation or warranty by Pubco or the Pubco Subsidiary in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Priveco or the Pubco Subsidiary pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

6. CLOSING CONDITIONS

6.1 Conditions Precedent to Closing by Pubco. The obligation of Pubco to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties hereto in writing and in accordance with Section 12.6. The Closing of the Transaction contemplated by this Agreement will be deemed to mean a waiver of all conditions to Closing. These conditions precedent are for the benefit of Pubco and may be waived by Pubco in its sole discretion.

(a)

Representations and Warranties. The representations and warranties of Priveco, the Priveco Subsidiary and the Priveco Security Holders set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date, and Priveco will have delivered to Pubco a certificate, dated as of the Closing Date, to the effect that the representations and warranties made by Priveco and the Priveco Subsidiary in this Agreement are true and correct.

(b)

Performance. All of the covenants and obligations that Priveco and the Priveco Security Holders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

(c)

Transaction Documents. This Agreement, the Priveco Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Pubco, will have been executed and delivered to Pubco.

(d)	Secretary’s Certificate – Priveco. Pubco will have received a certificate from the Secretary of Priveco attaching:

	(i)	a copy of Priveco’s Articles of Incorporation as amended through the Closing Date; and

	(ii)	copies of resolutions duly adopted by the board of directors of Priveco approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(e)

Third Party Consents. Priveco and the Priveco Subsidiary will have received duly executed copies of all third party consents and approvals contemplated by this Agreement, in form and substance reasonably satisfactory to Pubco.

(f)	No Material Adverse Change. No Material Adverse Effect will have occurred in respect of Priveco or the Priveco Subsidiary since the date of this Agreement.

(g)	No Action. No suit, action, or proceeding will be pending or threatened which would:

	(i)	prevent the consummation of any of the transactions contemplated by this Agreement; or

	(ii)	cause the Transaction to be rescinded following consummation.

(h)	Capitalization of Priveco. Priveco will have no securities other than 8,851,007 Priveco Shares, 5,445,162 Priveco Options and 900,000 Priveco Warrants issued and outstanding on the Closing Date. Except as disclosed herein, other than the Priveco Options and the Priveco Warrants, there will be no outstanding options, warrants, subscriptions, conversion rights or other rights, agreements or commitments obligating Priveco to issue any additional shares of Priveco Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Priveco, any shares of Priveco Common Stock.

(i)	No Convertible Debt. Immediately prior to Closing, Priveco will have no outstanding convertible debt other than the Priveco Debenture.

(j)

Due Diligence Generally. Pubco and its solicitors will be reasonably satisfied with their due diligence investigation of Priveco and the Priveco Subsidiary that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction, including:

	(i)	materials, documents and information in the possession and control of Priveco, the Priveco Subsidiary and the Priveco Security Holders which are reasonably germane to the Transaction;

	(ii)	a physical inspection of the assets of Priveco and the Priveco Subsidiary by Pubco or its representatives; and

	(iii)	title to the material assets of Priveco and the Priveco Subsidiary.

(k)	Compliance with Securities Laws. Pubco will have received evidence satisfactory to Pubco that the Pubco Securities issuable in the Transaction will be issuable:

	(i)	without registration pursuant to the Securities Act in reliance on a safe harbor from the registration requirements of the Securities Act; and

	(ii)	in reliance upon an exemption from the prospectus and registration requirements of the Canadian Securities Laws.

(l)

In order to establish the availability of the safe harbor from the registration requirements of the Securities Act and the prospectus and registration requirements of the Canadian Securities Laws for the issuance of the Pubco Securities to each Priveco Security Holder, Priveco will deliver to Pubco on Closing, a Regulation S Certificate or Rule 506 Certificate, as applicable, duly executed by each Priveco Security Holder.

6.2 Conditions Precedent to Closing by Priveco. The obligation of Priveco and the Selling Shareholders to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties hereto in writing and in accordance with Section 12.6. The Closing of the Transaction will be deemed to mean a waiver of all conditions to Closing. These conditions precedent are for the benefit of Priveco and the Selling Shareholders and may be waived by Priveco and the Selling Shareholders in their discretion.

(a)

Representations and Warranties. The representations and warranties of Pubco set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date, and Pubco will have delivered to Priveco and the Selling Shareholders a certificate dated as of the Closing Date, to the effect that the representations and warranties made by Pubco in this Agreement are true and correct.

(b)

Performance. All of the covenants and obligations that Pubco is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects. Pubco must have delivered each of the documents required to be delivered by it pursuant to this Agreement.

(c)

Transaction Documents. This Agreement, the Pubco Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Priveco, will have been executed and delivered by Pubco.

(d)	Private Placement. Pubco will undertake to complete a private placement equity financing consisting of the issuance of securities of Pubco on terms to be determined (the “Private Placement”).

(e)	Assumption of Pubco Debt. On Closing, Pubco will assume all of Priveco’s obligations pertaining to the Pubco Debt;

(f)

Third Party Consents. Priveco will have received from Pubco duly executed copies of all third-party consents, permits, authorisations and approvals of any public, regulatory (including the SEC) or governmental body or authority or Person contemplated by this Agreement, in the form and substance reasonably satisfactory to Priveco.

(g)	No Material Adverse Change. No Material Adverse Effect will have occurred in respect of Pubco since the date of this Agreement.

(h)

Capitalization of Pubco. Immediately prior to Closing, Pubco will have no more than 81,640,000 shares of Pubco Common Stock issued and outstanding. There will be no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating Pubco to issue any additional shares of Pubco Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Pubco, any shares of Pubco Common Stock.

(i)

No Action. No suit, action, or proceeding will be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would result in and/or:

(i) prevent the consummation of any of the transactions contemplated by this Agreement; or

(ii) cause the Transaction to be rescinded following consummation.

(j)

Options. Pubco shall provide evidence that it has granted the Pubco Options to all Option Holders, subject only to each such Option Holder executing the option agreements to be delivered by Pubco pursuant to Section 8.14 hereof.

(k)

Warrants. Pubco shall provide evidence that it has granted the Pubco Warrants to the Warrant Holder, subject only to the Warrant Holder executing the warrant certificate to be delivered by Pubco pursuant to Section 8.16 hereof.

(l)	Due Diligence Review of Financial Statements. Priveco and its accountants will be reasonably satisfied with their due diligence investigation and review of the Pubco

Financial Statements, the Pubco SEC Documents, and the contents thereof, prepared in accordance with GAAP.

(m)

Due Diligence Generally. Priveco will be reasonably satisfied with their due diligence investigation of Pubco that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction.

7. POST CLOSING COVENANTS OF THE PARTIES

7.1 Conversion of Pubco Debt. Within 60 days of the Closing, upon demand by the Debt Holder, Pubco shall allot and issue the Pubco Debt Shares per share in full satisfaction of the Pubco Debt. The Debt Holder hereby agrees that upon delivery of the Pubco Debt Shares by Pubco in accordance with the provisions of this Agreement and applicable law, the Pubco Debt will be fully satisfied, leaving an outstanding principal balance of $350,000 to be paid by Priveco.

7.2 Cancellation of Restricted Stock. Within 7 days of Closing, 60,840,000 restricted shares of Pubco Common Stock held by an affiliate of Pubco (the “Pubco Affiliate”) will have been surrendered for cancellation to the treasury of Pubco (the “Share Cancellation”) as consideration for the Divestment as described in Section 7.3.

7.3 Divestment of the Pubco Subsidiary. Within 7 days of Closing, and concurrently with the Share Cancellation, Pubco will divest all of its interest in and to the Pubco Subsidiary to the Pubco Affiliate as consideration for the Share Cancellation.

7.4 Private Placement. Within 120 days of the Closing, Pubco shall complete the Private Placement.

7.5 Delivery of Original Stock Powers. If any of the Selling Shareholders appoint any Person, by power of attorney or equivalent, to execute this Agreement or any other agreement, document, instrument or certificate contemplated by this Agreement, on behalf of the Selling Shareholder, by way of the execution of a valid and binding stock power of attorney or equivalent (each, a “Stock Power”) from such Selling Shareholder, Priveco shall deliver original copies of such Stock Powers to Pubco within 30 days of the Closing.

7.6 Novatel Warrants. Within 30 days of Closing, Pubco shall issue 750,000 warrants to Novatel Wireless Inc. or its nominee (“Novatel”), with each warrant entitling Novatel to purchase one share of Pubco Common Stock at a price of $0.20 per share until two years from the date that the Priveco Subsidiary repays all debts owing by it to Novatel.

7.7 Delivery of Priveco Financial Statements.

Within 70 days of the Closing, Priveco shall deliver to Pubco audited consolidated balance sheets for Priveco for the fiscal years ended October 31, 2008 and 2007, as audited by a member of the Public Company Accounting Oversight Board, plus the unaudited consolidated balance sheets for Priveco for the interim period ended on the Priveco Accounting Date and the comparative period ended July 31, 2008, together with related statements of income, cash flows, and changes in shareholders’ equity for such fiscal years and interim periods then ended (collectively, the “Priveco Financial Statements”). The Priveco Financial Statements will:

(i)	be in accordance with the books and records of Priveco;

(ii)	present fairly the financial condition of Priveco as of the respective dates indicated and the results of operations for such periods; and

(iii)	have been prepared in accordance with GAAP.

8. ADDITIONAL COVENANTS OF THE PARTIES

8.1 Notification of Financial Liabilities. Priveco will immediately notify Pubco, in accordance with Section 12.6 hereof, if Priveco receives any advice or notification from its independent certified public accountants that Priveco has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the books, records and accounts of Priveco, any properties, assets, Liabilities, revenues or expenses. Pubco will immediately notify Priveco and the Selling Shareholders, in accordance with Section 12.6 hereof, if Pubco receives any advice or notification from its independent certified public accountants that Pubco has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the books, records and accounts of Pubco, any properties, assets, Liabilities, revenues or expenses. Notwithstanding any statement to the contrary in this Agreement, the covenants contained in this Section will survive Closing and continue in full force and effect.

8.2 Access and Investigation. Between the date of this Agreement and the Closing Date, Priveco and the Priveco Subsidiary, on the one hand, and Pubco and the Pubco Subsidiary, on the other hand, will, and will cause each of their respective representatives to:

(a)

afford the others, the Priveco Security Holders and their respective representatives full and free access to its personnel, properties, assets, contracts, books and records, and other documents and data;

(b)

furnish the others, the Priveco Security Holders and their respective representatives with copies of all such contracts, books and records, and other existing documents and data as required by this Agreement and as may be otherwise reasonably requested; and

(c)	furnish the others, the Priveco Security Holders and their respective representatives with such additional financial, operating, and other data and information as may be reasonably requested.

All of such access, investigation and communication by a party and its representatives will be conducted during normal business hours and in a manner designed not to interfere unduly with the normal business operations of the other party. Each party will instruct its auditors to co-operate with the other party and its representatives in connection with such investigations.

8.3 Confidentiality. All information regarding the business of Priveco, including, without limitation, financial information that Priveco provides to Pubco during Pubco’s due diligence investigation of Priveco, will be kept in strict confidence by Pubco and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Pubco or disclosed to any third party (other than Pubco’s professional accounting and legal advisors) without the prior written consent of Priveco. If the Transaction does not proceed for any reason, then upon receipt of a written request from Priveco, Pubco will immediately return to Priveco (or as directed by Priveco) any information received regarding Priveco’s business. Likewise, all information regarding the business of Pubco, including, without limitation, financial information that Pubco provides to Priveco during its due diligence investigation of Pubco, will be kept in strict confidence by Priveco and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Priveco or disclosed to any third party (other than Priveco’s professional accounting and legal advisors) without Pubco’s prior written consent. If the Transaction does not proceed for any reason, then upon receipt of a written request from Pubco, Priveco will immediately return to Pubco (or as directed by Pubco) any information received regarding Pubco’s business.

8.4 Notification. Between the date of this Agreement and the Closing Date, each of the parties to this Agreement will promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules relating to such party, such party will promptly deliver to the other parties a supplement to the Schedules specifying such change. During the same period, each party will promptly notify the other parties of the occurrence of any material breach of any of its covenants in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

8.5 Exclusivity. Until the earlier of Closing or such time, if any, as this Agreement is terminated pursuant to this Agreement, and other than any current acquisitions or transactions being considered by Pubco, (i) Priveco, Pubco and their respective subsidiaries will not, directly or indirectly, solicit, initiate, entertain or accept any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business), or any of the capital stock of Priveco, Pubco or their respective subsidiaries, as applicable, or any merger, consolidation, business combination, or similar transaction other than as contemplated by this Agreement, and (ii) Pubco will not, directly or indirectly, solicit, initiate, entertain, make or accept any inquiries or proposals from, discuss or negotiate with, provide or request any non-public information to, or consider the merits of any transaction involving the acquisition by Pubco of the business or assets (other than in the ordinary course of business) or any of the capital stock of any Person other than Priveco.

8.6 Conduct of Priveco and Pubco Business Prior to Closing. From the date of this Agreement to the Closing Date, and except to the extent that Pubco otherwise consents in writing, Priveco and the Priveco Subsidiary will operate their businesses substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use their best efforts to preserve intact their good reputation and present business organization and to preserve their relationships with Persons having business dealings with them. Likewise, from the date of this Agreement to the Closing Date, and except to the extent that Priveco otherwise consents in writing, Pubco and the Pubco Subsidiary will operate their businesses substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with Persons having business dealings with it.

8.7 Certain Acts Prohibited – Priveco and the Priveco Subsidiary. Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, between the date of this Agreement and the Closing Date, Priveco and the Priveco Subsidiary will not, without the prior written consent of Pubco:

(a)	amend its Articles of Incorporation or Bylaws (as applicable);

(b)

incur any liability or obligation other than in the ordinary course of business or encumber or permit the encumbrance of any properties or assets of Priveco or the Priveco Subsidiary except in the ordinary course of business;

(c)

dispose of or contract to dispose of any Priveco or Priveco Subsidiary property or assets, including the Intellectual Property Assets, except in the ordinary course of business consistent with past practice;

(d)	issue, deliver, sell, pledge or otherwise encumber or subject to any lien, any Priveco Shares, or any rights, warrants or options to acquire, any such shares;

(e)	declare, set aside or pay any dividends on, or make any other distributions in respect of, the Priveco Shares,

(f)	split, combine or reclassify any Priveco Shares, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, Priveco Shares; or

(g)

materially increase benefits or compensation expenses of Priveco or the Priveco Subsidiary, other than as contemplated by the terms of any employment agreement in existence on the date of this Agreement, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such Person.

8.8 Certain Acts Prohibited - Pubco. Except as expressly contemplated by this Agreement, between the date of this Agreement and the Closing Date, Pubco and the Pubco Subsidiary will not, without the prior written consent of Priveco:

(a)

incur any liability or obligation or encumber or permit the encumbrance of any properties or assets of Pubco or the Pubco Subsidiary except in the ordinary course of business consistent with past practice;

(b)	dispose of or contract to dispose of any Pubco or Pubco Subsidiary property or assets except in the ordinary course of business consistent with past practice;

(c)	declare, set aside or pay any dividends on, or make any other distributions in respect of, the Pubco Common Stock;

(d)

do any of the following without a concurrent adjustment to the consideration deliverable hereunder for the transfer of the Priveco Shares, Priveco Options and Priveco Warrants as may be necessary to ensure that the percentage ownership of Pubco by the Selling Shareholders, the Option Holders and the Warrant Holder following Closing, on a fully diluted basis, is unaffected by such action, to the satisfaction of Priveco and the Selling Shareholders as evidenced in writing:

(i)

issue, deliver or sell any shares of the Pubco Common Stock (other than those shares of Pubco Common Stock that may be issued as a result of the exercise of any outstanding options, warrants or other convertible securities), or any rights, warrants or options to acquire any such shares, voting securities or convertible securities,

	(ii)	declare, set aside or pay any dividends on, or make any other distributions in respect of, the Pubco Common Stock, or

	(iii)	split, combine or reclassify any Pubco Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Pubco Common Stock; or

(e)

materially increase benefits or compensation expenses of Pubco or the Pubco Subsidiary, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount to any such Person.

8.9 Public Announcements. Pubco and Priveco each agree that they will not release or issue any reports or statements or make any public announcements relating to this Agreement or the Transaction without the prior written consent of the other party, except as may be required upon written advice of counsel to comply with applicable laws or regulatory requirements after consulting with the other party hereto and seeking their reasonable consent to such announcement.

8.10 Pubco Board of Directors. The current directors of Pubco will adopt resolutions appointing six nominees of Priveco to the Board of Directors of Pubco, which appointments will be effective on Closing.

8.11 Pubco Officers. The current directors of Pubco will adopt resolutions appointing six nominees of Priveco as officers of Pubco and will accept the resignation of all officers of Pubco, which appointments and resignations will be effective on Closing.

8.12 Preservation of Records. Following the Closing Date, Pubco and Priveco covenant and agree that they will preserve, and make available to the Priveco Security Holders, on reasonable request, all minute books, corporate and financial records and tax returns of Priveco for a period of six (6) years from the Closing Date, or for such longer period as is required by any applicable Law, or as relates to the applicable statutory limitation period as regards any possible claims that may relate to the relevant records, but neither Pubco nor Priveco shall be responsible or liable to the Priveco Security Holders for or as a result of any accidental loss or destruction of or damage to any such records.

8.13 Delivery of Mail. In the event that Pubco or Priveco receives, after the Closing Date, mail or other communications which directly relate to any of the Priveco Security Holders or which may affect any of the Priveco Security Holders, it shall take commercially reasonable steps to forward, deliver or cause to be delivered all such mail and the contents thereof to such Priveco Security Holders.

8.14 Pubco Share Certificates. Pubco shall deliver to the Selling Shareholders share certificates evidencing the grant of the Pubco Shares to each Selling Shareholder as per the terms of Section 2.3 hereof.

8.15 Option Agreements. Pubco shall deliver to the Option Holders option agreements and such other documentation as may be required to evidence the grant of the Pubco Options to each Option Holder as per the terms of Section 2.4 hereof.

8.16 Warrant Certificates. Pubco shall deliver to the Warrant Holders warrant certificates and such other documentation as may be required to evidence the grant of the Pubco Warrants to each Warrant Holder as per the terms of Section 2.5 hereof.

8.17 Assumption of Pubco Debt. Pubco, Priveco and the Debt Holder shall execute the Assumption Agreement, as per the terms of Section 2.6 hereof.

9. CLOSING

9.1 Closing. The Closing shall take place on the Closing Date at the offices of the lawyers for Pubco or at such other location as agreed to by the parties. Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for Priveco and Pubco, provided such undertakings are satisfactory to each party’s respective legal counsel.

9.2 Closing Deliveries of Priveco and the Selling Shareholders. At Closing, Priveco and the Selling Shareholders will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Pubco:

(a)	a certificate of good standing for Priveco and the Priveco Subsidiary from their respective jurisdictions of incorporation, dated not earlier than five days prior to the Closing Date;

(b)	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Priveco and the Priveco Subsidiary evidencing approval of this Agreement and the Transaction;

(c)

copies of Stock Powers for any of the Selling Shareholders who appoint any Person, by power of attorney or equivalent, to execute this Agreement or any other agreement, document, instrument or certificate contemplated by this Agreement, on behalf of the Selling Shareholder;

(d)	share certificates representing the Priveco Shares as required by Section 2.3 of this Agreement;

(e)	warrant certificates representing the Priveco Warrants as required by Section 2.5 of this Agreement;

(f)	the Priveco Debenture as required by Section 2.6 of this Agreement;

(g)	the Priveco Disclosure Letter;

(h)	all certificates and other documents required by Sections 2.3 and 6.1 of this Agreement;

(i)	a certificate of an officer of Priveco, dated as of Closing, certifying that:

(i) each covenant and obligation of Priveco has been complied with; and

(ii) each representation, warranty and covenant of Priveco and the Priveco Subsidiary is true and correct at the Closing as if made on and as of the Closing; and

(j)	the Priveco Documents and any other necessary documents, each duly executed by Priveco, as required to give effect to the Transaction.

9.3 Closing Deliveries of Pubco. At Closing, Pubco will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Priveco:

(a)	a certificate of good standing for Pubco from its jurisdiction of incorporation, dated not earlier than five days prior to the Closing Date;

(b)	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Pubco and the Pubco Subsidiary evidencing approval of this Agreement and the Transaction;

(c)	all certificates and other documents required by Section 6.2 of this Agreement;

(d)	share certificates representing the Pubco Shares as required by Section 8.14 of this Agreement;

(e)	option agreements as may be required to evidence the grant of the Pubco Options to the Priveco Option Holders as required by Section 8.15 of this Agreement;

(f)	warrant certificates representing the Pubco Warrants as required by Section 8.16 of this Agreement;

(g)	the Pubco Disclosure Letter;

(h)	a certificate of an officer of Pubco, dated as of Closing, certifying that:

(i) each covenant and obligation of Pubco has been complied with; and

(ii) each representation, warranty and covenant of Pubco and the Pubco Subsidiary is true and correct at the Closing as if made on and as of the Closing; and

(i)	the Pubco Documents and any other necessary documents, each duly executed by Pubco, as required to give effect to the Transaction.

10. TERMINATION

10.1 Termination. This Agreement may be terminated at any time prior to the Closing Date contemplated hereby by:

(a)	mutual agreement of Pubco and Priveco;

(b)

Pubco, if there has been a material breach by Priveco or any of the Priveco Security Holders of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Priveco or the Priveco Security Holders that is not cured, to the reasonable satisfaction of Pubco, within ten business days after notice of such breach is given by Pubco (except that no cure period will be provided for a breach by Priveco or the Priveco Security Holders that by its nature cannot be cured);

(c)

Priveco or any of the Priveco Security Holders, if there has been a material breach by Pubco of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Pubco that is not cured by the breaching party, to the reasonable satisfaction of Priveco or such Priveco Security Holder(s), within ten business days after notice of such breach is given by Priveco or the Priveco Security Holder(s) (except that no cure period will be provided for a breach by Pubco that by its nature cannot be cured);

(d)	Pubco or Priveco, if the Transaction has not been consummated prior to October 15, 2009, unless the parties hereto agree to extend such date in writing; or

(e)	Pubco or Priveco, if any permanent injunction or other order of a governmental entity of competent authority preventing the consummation of the Transaction has become final and non-appealable.

10.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 10.1, this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations.

11. INDEMNIFICATION, REMEDIES, SURVIVAL

11.1 Certain Definitions. For the purposes of this Section 11, the terms “Loss” and “Losses” mean any and all demands, claims, actions or causes of action, assessments, losses, damages, Liabilities, costs and expenses, including, without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by Pubco or Priveco, including damages for lost profits or lost business opportunities.

11.2 Agreement of Priveco and the Priveco Subsidiary to Indemnify. Priveco and the Priveco Subsidiary will indemnify, defend, and hold harmless, to the full extent of the law, Pubco and its shareholders from, against, and in respect of, any and all Losses asserted against, relating to, imposed upon, or incurred by, Pubco and its shareholders by reason of, resulting from, based upon or arising out of:

(a)

the breach by Priveco or the Priveco Subsidiary of any representation or warranty of Priveco or the Priveco Subsidiary contained in or made pursuant to this Agreement, any Priveco Document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)

the breach or partial breach by Priveco or the Priveco Subsidiary of any covenant or agreement of Priveco or the Priveco Subsidiary made in or pursuant to this Agreement, any Priveco Document or any certificate or other instrument delivered pursuant to this Agreement.

11.3 Agreement of the Priveco Security Holders to Indemnify. The Priveco Security Holders will each, severally, and not jointly and severally, indemnify, defend and hold harmless, to the full extent of the law, Pubco and its shareholders from, against, and in respect of, any and all Losses asserted against, relating to, imposed upon, or incurred by Pubco and its shareholders by reason of, resulting from, based upon or arising out of:

(a)	any breach by a Priveco Security Holder of Sections 2.3, 2.4, 2.5 or 2.6 of this Agreement, as applicable; or

(b)

any misstatement, misrepresentation or breach of the representations and warranties made by a Priveco Security Holder contained in or made pursuant to the Regulation S Certificate or Rule 506 Certificate executed by each Priveco Security Holder as part of the share exchange procedure detailed in Sections 2.3, 2.4, 2.5 and 2.6 of this Agreement, as applicable.

11.4 Agreement of Pubco to Indemnify. Pubco and the Pubco Subsidiary will indemnify, defend, and hold harmless, to the full extent of the law, Priveco and the Priveco Security Holders from, against, for, and in respect of, any and all Losses asserted against, relating to, imposed upon, or incurred by Priveco and the Priveco Security Holders by reason of, resulting from, based upon or arising out of:

(a)

the breach by Pubco or the Pubco Subsidiary of any representation or warranty of Pubco or the Pubco Subsidiary contained in or made pursuant to this Agreement, any Pubco Document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)

the breach or partial breach by Pubco or the Pubco Subsidiary of any covenant or agreement of Pubco or the Pubco Subsidiary made in or pursuant to this Agreement, any Pubco Document or any certificate or other instrument delivered pursuant to this Agreement.

11.5 Limitation on Indemnity. Any party entitled to indemnification under Sections 11.2, 11.3 or 11.4 shall only be entitled to indemnification in respect of any Losses after the aggregate amount of such Losses exceeds $50,000, at which point the indemnified party shall be entitled to recover the entire amount of such Losses from the first dollar (including the first $50,000).

12. MISCELLANEOUS PROVISIONS

12.1 Effectiveness of Representations; Survival. Each party is entitled to rely on the representations, warranties and agreements of each of the other parties and all such representations, warranties and agreements will be effective regardless of any investigation that any party has undertaken or failed to undertake. Unless otherwise stated in this Agreement, and except for instances of fraud, the representations, warranties and agreements will survive the Closing Date and continue in full force and effect until one (1) year after the Closing Date.

12.2 Further Assurances. Each of the parties hereto will co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

12.3 Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

12.4 Expenses. Each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the Transaction, including all fees and expenses of agents, representatives, counsel and accountants.

12.5 Entire Agreement. This Agreement, the schedules attached hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

12.6 Notices. All notices and other communications required or permitted under this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery or sent by internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

If to Priveco:

NexAira Inc.
c/o Level 10 Capital Corp.
1404 – 510 West Hastings Street
Vancouver, British Columbia, Canada V6B 1L8

Attention:	Mark Sampson
Telephone:	(604) 682-5629
Facsimile:	(604) 682-1044

With a copy (which will not constitute notice) to:

Stephen Mellows
Barrister & Solicitor
Suite 1730 – 808 Nelson Street
Vancouver, British Columbia, Canada V6Z 2H2

Telephone:	(604) 696-9994
Facsimile:	(604) 696-9904

If to any of the Priveco Security Holders, to the addresses set forth for such Priveco
Security Holder in the applicable Schedule to this Agreement.

If to Pubco:
Technology Publishing, Inc.
10 Van Stassen Blvd.
Toronto, Ontario, Canada M6S 2N3

Attention:	Slawek Kajko
Telephone:	(416) 767-2495
Facsimile:	(416) 767-8846
With a copy (which will not constitute notice) to:

Clark Wilson LLP
Barristers & Solicitors
Suite 800 – 885 West Georgia Street
Vancouver, British Columbia, Canada V6C 3H1

Attention:	Virgil Z. Hlus
Telephone:	(604) 687-5700
Facsimile:	(604) 687-6314

All such notices and other communications will be deemed to have been received:

(a)	in the case of personal delivery, on the date of such delivery;

(b)	in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery;

(c)	in the case of delivery by internationally-recognized express courier, on the business day following dispatch; and

(d)	in the case of mailing, on the fifth business day following mailing.

12.7 Headings. The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

12.8 Benefits. This Agreement is and will only be construed as for the benefit of or enforceable by those Persons party to this Agreement.

12.9 Assignment. This Agreement may not be assigned (except by operation of law) by any party without the consent of the other parties.

12.10 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia applicable to contracts made and to be performed therein.

12.11 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction will be applied against any party.

12.12 Gender. All references to any party will be read with such changes in number and gender as the context or reference requires.

12.13 Business Days. If the last or appointed day for the taking of any action required, or the expiration of any rights granted, herein shall be a Saturday, Sunday or a legal holiday in the Provinces of British Columbia, Alberta or Ontario, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday, Sunday or such a legal holiday.

12.14 Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

12.15 Fax Execution. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

12.16 Schedules. The schedules attached to this Agreement are expressly incorporated herein.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TECHNOLOGY PUBLISHING, INC.

Per:	/s/ Slawek Kajko
Authorized Signatory
Name: Slawek Kajko
Title: President, Secretary, Treasurer and Director

WESTSIDE PUBLISHING LTD.

Per:	/s/ Slawek Kajko
Authorized Signatory
Name: Slawek Kajko
Title: President and Director

NEXAIRA INC.

Per:	/s/ Mark Sampson
Authorized Signatory
Name: Mark Sampson
Title: President, Chief Executive Officer and Director

NEXAIRA, INC.

Per:	/s/ Mark Sampson
Authorized Signatory
Name: Mark Sampson
Title: President, Chief Executive Officer and Director

0793296 BC LTD.
Per:	/s/ Ralph Proceviat
Authorized Signatory
Name: Ralph Proceviat
Title: President and Director

885084 ALBERTA INC.

Per:	/s/ Mark Sampson
Authorized Signatory
Name: Mark Sampson
Title: President and Director

SCHEDULE 1
TO THE SHARE EXCHANGE AGREEMENT
AMONG TECHNOLOGY PUBLISHING, INC. AND NEXAIRA INC.
AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

SELLING SHAREHOLDERS

Name	Signature (approving Share Exchange Agreement)	Number of Priveco Shares held before Closing	Number of Pubco Shares to be received on Closing
Bernard D. Parkinson	/s/ Bernard D. Parkinson	1,500,100	2,625,175
Garry E. Bourns	/s/ Garry E. Bourns	1,500,100	2,625,175
Nicholas A. Parkinson	/s/ Nicholas A. Parkinson	50,000	87,500
Michael T. Lawless	/s/ Michael T. Lawless	50,000	87,500
Kelly Justin Keylor	/s/ Kelly Justin Keylor	250,000	437,500
Kristofer Keylor	/s/ Kristofer Keylor	250,000	437,500
1125173 Alberta Ltd.	/s/ 1125173 Alberta Ltd.	500,000	875,000
1125167 Alberta Ltd.	/s/ 1125167 Alberta Ltd.	500,000	875,000
Brian Lund	/s/ Brian Lund	62,500	109,375
Jacqueline Lund	/s/ Jacqueline Lund	62,500	109,375
Scott Ballentine	/s/ Scott Ballentine	62,500	109,375
Joanne Rae Ballentine	/s/ Joanne Rae Ballentine	62,500	109,375
Ian Buchanan	/s/ Ian Buchanan	62,500	109,375
Christine Buchanan	/s/ Christine Buchanan	62,500	109,375
Ralph Proceviat	/s/ Ralph Proceviat	1,092,742	1,912,298
Mark Sampson	/s/ Mark Sampson	1,092,742	1,912,298
Stephen Mellows	/s/ Stephen Mellows	194,000	339,500
Yan Xu	/s/ Yan Xu	3,000	5,250
David Myales	/s/ David Myales	3,000	5,250
Level 10 Capital Corp.	/s/ Level 10 Capital Corp.	200,000	350,000
Sherrill Aspin	/s/ Sherrill Aspin	100,000	175,000
0793296 BC Ltd.	/s/ 0793296 BC Ltd.	1,190,323	2,083,066
Total shares:		8,851,007	15,489,262

SCHEDULE 2
TO THE SHARE EXCHANGE AGREEMENT
AMONG TECHNOLOGY PUBLISHING, INC. AND NEXAIRA INC.
AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

WARRANT HOLDERS

Name	Number of Priveco Warrants held before Closing	Number of Pubco Warrants to be received on Closing
0793296 BC Ltd. 1404 – 510 West Hastings Street Vancouver, British Columbia V6B 1L8	700,000	1,225,000
885084 Alberta Inc. 3300 - 421 7th Avenue SW Calgary Alberta T2P 4K9	200,000	350,000

SCHEDULE 3
TO THE SHARE EXCHANGE AGREEMENT
AMONG TECHNOLOGY PUBLISHING, INC. AND NEXAIRA INC.
AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

CERTIFICATE OF NON-U.S. SHAREHOLDER

In connection with the issuance of common stock (the “Pubco Shares”), options (the “Pubco Options”) and/or warrants (the “Pubco Warrants”) of TECHNOLOGY PUBLISHING, INC., a Nevada corporation (“Pubco”), to the undersigned, pursuant to that certain Share Exchange Agreement dated September 28, 2009 (the “Agreement”), among Pubco, NexAira Inc., an Alberta corporation (“Priveco”), and all of the shareholders of Priveco as set out in the Agreement. Capitalized terms used but not otherwise defined in this Certificate shall have the meanings given to such terms in the Agreement. The undersigned Priveco Security Holder hereby agrees, acknowledges, represents and warrants that:

     1. the undersigned is not a “U.S. Person” as such term is defined by Rule 902 of Regulation S under the United States Securities Act of 1933, as amended (“U.S. Securities Act”) (the definition of which includes, but is not limited to, an individual resident in the U.S. and an estate or trust of which any executor or administrator or trust, respectively is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the U.S.);

     2. none of the Pubco Securities have been or will be registered under the U.S. Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act and in compliance with any applicable state and foreign securities laws;

     3. the Priveco Security Holder understands and agrees that offers and sales of any of the Pubco Securities prior to the expiration of a period of six months after the date of original issuance of the Pubco Securities (the six month period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the U.S. Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the U.S. Securities Act or an exemption therefrom and in each case only in accordance with applicable state and foreign securities laws;

     4. the Priveco Security Holder understands and agrees not to engage in any hedging transactions involving any of the Pubco Securities unless such transactions are in compliance with the provisions of the U.S. Securities Act and in each case only in accordance with applicable state and provincial securities laws;

     5. the Priveco Security Holder is acquiring the Pubco Securities for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Pubco Securities in the United States or to U.S. Persons;

     6. the Priveco Security Holder has not acquired the Pubco Securities as a result of, and will not itself engage in, any directed selling efforts (as defined in Regulation S under the U.S. Securities Act) in the United States in respect of the Pubco Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Pubco Securities; provided, however, that the Priveco Security

Holder may sell or otherwise dispose of the Pubco Securities pursuant to registration thereof under the U.S. Securities Act and any applicable state and provincial securities laws or under an exemption from such registration requirements;

     7. the statutory and regulatory basis for the exemption claimed for the sale of the Pubco Securities, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act or any applicable state and provincial securities laws;

     8. except as set out in the Agreement, Pubco has not undertaken, and will have no obligation, to register any of the Pubco Securities under the U.S. Securities Act;

     9. Pubco is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the Priveco Security Holder contained in the Agreement and this Certificate, and the Priveco Security Holder will hold harmless Pubco from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the Priveco Security Holder not being true and correct;

     10. the undersigned has been advised to consult their own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Pubco Securities and, with respect to applicable resale restrictions, is solely responsible (and Pubco is not in any way responsible) for compliance with applicable resale restrictions;

     11. the undersigned and the undersigned’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from Pubco in connection with the acquisition of the Pubco Securities under the Agreement, and to obtain additional information, to the extent possessed or obtainable by Pubco without unreasonable effort or expense;

     12. the books and records of Pubco were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the undersigned during reasonable business hours at its principal place of business and that all documents, records and books in connection with the acquisition of the Pubco Securities under the Agreement have been made available for inspection by the undersigned, the undersigned’s attorney and/or advisor(s);

     13. the undersigned:

(a)

is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulators having application in the jurisdiction in which the undersigned is resident (the “International Jurisdiction”) which would apply to the acquisition of the Pubco Securities;

(b)

the undersigned is acquiring the Pubco Securities pursuant to exemptions from prospectus or equivalent requirements under applicable securities laws or, if such is not applicable, the undersigned is permitted to acquire the Pubco Securities under the applicable securities laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions;

(c)

the applicable securities laws of the authorities in the International Jurisdiction do not require Pubco to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the

International Jurisdiction in connection with the issue and sale or resale of the Pubco Securities; and

(d)	the acquisition of the Pubco Securities by the undersigned does not trigger:

	(i)	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or

	(ii)	any continuous disclosure reporting obligation of Pubco in the International Jurisdiction; and

the undersigned will, if requested by Pubco, deliver to Pubco a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in Sections 13(c) and 13(d) above to the satisfaction of Pubco, acting reasonably;

     14. the undersigned (i) is able to fend for itself in connection with the acquisition of the Pubco Securities; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Pubco Securities; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

     15. the undersigned is not aware of any advertisement of any of the Pubco Securities and is not acquiring the Pubco Securities as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

     16. except as set out in the Agreement, no Person has made to the undersigned any written or oral representations:

(a)	that any Person will resell or repurchase any of the Pubco Securities;

(b)	that any Person will refund the purchase price of any of the Pubco Securities;

(c)	as to the future price or value of any of the Pubco Securities; or

(d)

that any of the Pubco Securities will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Pubco Securities on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Pubco on the OTC Bulletin Board;

     17. none of the Pubco Securities are listed on any stock exchange or automated dealer quotation system and, except as set out in the Agreement, no representation has been made to the undersigned that any of the Pubco Securities will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Pubco on the OTC Bulletin Board;

     18. the undersigned is outside the United States when receiving and executing this Agreement and is acquiring the Pubco Securities as principal for their own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other Person has a direct or indirect beneficial interest in the Pubco Securities;

     19. neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Pubco Securities;

     20. the Pubco Securities are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a Person in the United States;

     21. the undersigned acknowledges and agrees that Pubco shall refuse to register any transfer of Pubco Securities not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act;

     22. the undersigned understands and agrees that the Pubco Securities will bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

UNLESS OTHERWISE PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN OR FROM BRITISH COLUMBIA UNLESS THE CONDITIONS IN SECTION 12(2) OF BC INSTRUMENT 51-509 ISSUERS QUOTED IN THE U.S. OVER-THE-COUNTER MARKET ARE MET.”;

     23. the address of the undersigned included herein is the sole address of the undersigned as of the date of this certificate; and

     24. the undersigned is the beneficial owner of their respective Priveco Securities, free and clear of all liens, charges and encumbrances of any kind whatsoever;

     25. other than the constating documents of Priveco, there are no written instruments, buy-sell agreements, registration rights or agreements, voting agreements or other agreements by and between or among the undersigned and any other Person, imposing any restrictions upon the transfer, prohibiting the transfer of or otherwise pertaining to the Priveco Securities, as applicable, or the ownership thereof;

     26. no Person has or will have any agreement or option or any right capable at any time of becoming an agreement to purchase or otherwise acquire the Priveco Securities or require the undersigned to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the Priveco Securities other than under this Agreement; and

     27. the undersigned waives all claims and actions connected with the issuance of or rights attached to the Priveco Securities, including without limitation, the benefit of any representations, warranties and covenants in favour of the undersigned contained in any share purchase or subscription agreement(s) for such Priveco Securities; and any registration, liquidation, or any other rights by and between or among the undersigned and any other Person, which may be triggered as a result of the consummation of the Transaction.

IN WITNESS WHEREOF, I have executed this Certificate of Non-U.S. Shareholder.

Date: __________________, ________________
Signature

Print Name

Title (if applicable)

Address

SCHEDULE 4
TO THE SHARE EXCHANGE AGREEMENT
AMONG TECHNOLOGY PUBLISHING, INC. AND NEXAIRA INC.
AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

CERTIFICATE OF U.S. SHAREHOLDER

In connection with the issuance of common stock (the “Pubco Shares”) of TECHNOLOGY PUBLISHING, INC., a Nevada corporation (“Pubco”), to the undersigned, pursuant to that certain Share Exchange Agreement dated September 28, 2009 (the “Agreement”), among Pubco, the Pubco Subsidiary, NexAira Inc., an Alberta corporation (“Priveco”), the Priveco Subsidiary and all of the security holders of Priveco as set out in the Agreement. Capitalized terms used but not otherwise defined in this Certificate shall have the meanings given to such terms in the Agreement. The undersigned Priveco Security Holder hereby agrees, acknowledges, represents and warrants that:

     1. the undersigned satisfies one or more of the categories of “Accredited Investors”, as defined by Regulation D promulgated under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), as indicated below: (Please initial in the space provide those categories, if any, of an “Accredited Investor” which the undersigned satisfies.)

_____	Category 1

An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US $5,000,000.

_____	Category 2	A natural person whose individual net worth, or joint net worth with that person’s spouse, on the date of purchase exceeds US $1,000,000.

_____	Category 3

A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

_____	Category 4

A “bank” as defined under Section (3)(a)(2) of the U.S. Securities Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the U.S. Securities Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in

Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors.

_____	Category 5	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States).

_____	Category 6	A director or executive officer of Priveco who will continue to be a director or executive officer of Pubco after the Closing.

_____	Category 7

A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Priveco Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the U.S. Securities Act.

_____	Category 8	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

Note that for any of the Priveco Security Holders claiming to satisfy one of the above categories of Accredited Investor may be required to supply Pubco with a balance sheet, prior years’ federal income tax returns or other appropriate documentation to verify and substantiate the undersigned’s status as an Accredited Investor.

If the Priveco Security Holder is an entity which initialled Category 8 in reliance upon the Accredited Investor categories above, state the name, address, total personal income from all sources for the previous calendar year, and the net worth (exclusive of home, home furnishings and personal automobiles) for each equity owner of the said entity:

2. In the absence of making a selection of one or more of the above listed Categories, the Priveco Security Holder covenants, represents and warrants to Pubco that:

(a) the Priveco Security Holder has adequate means of providing for current needs and contingencies, has no need for liquidity in the investment, and is able to bear the economic risk of an investment in the Pubco Securities of the size contemplated. The Priveco Security Holder represents that the Priveco Security Holder could afford a complete loss of such investment. The Priveco Security Holder has had a full opportunity to inspect the books and records of Pubco and to make any and all inquiries of Pubco officers and directors regarding Pubco and its business as The Priveco Security Holder has deemed appropriate;

(b) the Priveco Security Holder, either alone or with The Priveco Security Holder’s professional advisers who are unaffiliated with, have no equity interest in and are not compensated by Pubco or any affiliate or selling agent of Pubco, directly or indirectly, has sufficient knowledge and experience in financial and business matters that The Priveco Security Holder is capable of evaluating the merits and risks of an investment in the Pubco Securities and of making an informed investment decision with respect thereto and has the capacity to protect the Priveco Security Holder’s own interests in connection with The Priveco Security Holder’s proposed investment in the Pubco Securities;

(c) the Priveco Security Holder represents that the Priveco Security Holder has a pre-existing personal or business relationship* with Pubco or any of its managers, officers or controlling persons;

* The term “pre-existing personal or business relationship” includes any relationship consisting of personal or business contacts of a nature and duration which would enable a reasonably prudent The Priveco Security Holder to be aware of the character, business acumen and general business and financial circumstances of the person with whom the relationship exists;

(d) the Priveco Security Holder has had a reasonable opportunity to review Pubco’s annual report on Form 10-K for the year ended August 31, 2008 filed on December 2, 2008, together with the audited consolidated financial statements contained therein and the subsequent quarterly reports on Form 10-Q filed on January 14, 2009, April 14, 2009 and July 15, 2009, together with the unaudited financial statements contained therein, all of which have been provided to the Priveco Security Holder and are publicly available on the Securities and Exchange Commission’s website at www.sec.gov;

(e) the Priveco Security Holder understands that the Pubco Securities are being offered and sold in reliance on a transactional exemption from the registration requirement of federal, state and provincial securities laws and Pubco is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Priveco Security Holder set forth herein in order to determine the applicability of such exemptions and the suitability of such Priveco Security Holder to acquire the Pubco Securities;

(f) the Priveco Security Holder understands that the Pubco Securities must be held indefinitely unless such Securities are registered under the 1933 Act or an exemption from registration is available. The Priveco Security Holder acknowledges that it is familiar with Rule 144 of the rules and regulations of the Securities and Exchange Commission, as amended, promulgated pursuant to the 1933 Act (“Rule 144”), and that it has been advised that Rule 144 permits resales only under certain circumstances. The Priveco Security Holder understands that to the extent that Rule 144 is not available, the Priveco Security Holder will be unable to sell any Pubco Securities without either registration under the 1933 Act or the existence of another exemption from such registration requirement;

(g) the Priveco Security Holder acknowledges that such Priveco Security Holder has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of Pubco concerning the financial and other affairs of Pubco, and to the extent deemed necessary in light of such Priveco Security Holder’s personal knowledge of Pubco’s affairs, such Priveco Security Holder has asked such questions and received answers to the full satisfaction of such Priveco Security Holder;

(h) the Priveco Security Holder is acquiring the Pubco Securities as principal for its own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Pubco Securities;

(i) the Priveco Security Holder is not an “underwriter” (as such term is defined in Section 2(11) of the 1933 Act) of any securities of Pubco;

(j) the Priveco Security Holder is not acquiring the Pubco Securities as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(k) the sale of the Pubco Securities that are the subject of the Agreement have not been qualified with the Commissioner of Corporations of the State of California and the issuance of the Pubco Securities or the payment or receipt of any part of the consideration therefor prior to the qualification is unlawful, unless the sale of the Pubco Securities is exempt from the qualification by Section 25100, 25102, or 25105 of the California Corporations Code. The rights of all parties to the Agreement are expressly conditioned upon the qualification being obtained, unless the sale is so exempt;

(l) in addition to the representations set out in paragraphs (a) through (j) above, the Priveco Security Holder represents and warrants that the Priveco Security Holder satisfies one of the following three categories (mark the appropriate category):

(i)

_________ a close personal friend (by reason of the fact that you have known such individual for a sufficient period of time and in a sufficiently close relationship to be in a position to assess the capabilities and the trustworthiness of such individual) of Mark Sampson, Brad Weinert, Jim Gray, Garry Bourns, Bernard Parkinson, Ralph Proceviat, Carl Silva, JR Yakel, Rusty Wright, Sherrill Aspin, or any other director or officer of Priveco, or of an affiliate of Priveco;

(ii)

_________ a close business associate (by reason of the fact that you have had sufficient prior business dealings with such individual to be in a position to assess the capabilities and trustworthiness of such individual) of Mark Sampson, Brad Weinert, Jim Gray, Garry Bourns, Bernard Parkinson, Ralph Proceviat, Carl Silva, JR Yakel, Rusty Wright, Sherrill Aspin or any other director or officer of Priveco, or of an affiliate of Priveco; or

(iii)

_________ a consultant who spends a significant amount of time providing consulting services to Priveco pursuant to a written agreement, and who will continue to provide such services following the closing of the Agreement.

     3. none of the Pubco Securities have been or will be registered under the U.S. Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act and in compliance with any applicable state and foreign securities laws;

     4. the Priveco Security Holder understands and agrees that offers and sales of any of the Pubco Securities shall be made only in compliance with the registration provisions of the U.S. Securities Act or an exemption therefrom and in each case only in accordance with applicable state and foreign securities laws;

     5. the Priveco Security Holder understands and agrees not to engage in any hedging transactions involving any of the Pubco Securities unless such transactions are in compliance with the provisions of the U.S. Securities Act and in each case only in accordance with applicable state and provincial securities laws;

     6. the Priveco Security Holder is acquiring the Pubco Securities for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Pubco Securities in the United States or to U.S. Persons;

     7. except as set out in the Agreement, Pubco has not undertaken, and will have no obligation, to register any of the Pubco Securities under the U.S. Securities Act;

     8. Pubco is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the Priveco Security Holder contained in the Agreement and this Certificate, and the Priveco Security Holder will hold harmless Pubco from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the Priveco Security Holder not being true and correct;

     9. the undersigned has been advised to consult their own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Pubco Securities and, with respect to applicable resale restrictions, is solely responsible (and Pubco is not in any way responsible) for compliance with applicable resale restrictions;

     10. the undersigned and the undersigned’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from Pubco in connection with the acquisition of the Pubco Securities under the Agreement, and to obtain additional information, to the extent possessed or obtainable by Pubco without unreasonable effort or expense;

     11. the books and records of Pubco were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the undersigned during reasonable business hours at its principal place of business and that all documents, records and books in connection with the acquisition of the Pubco Securities under the Agreement have been made available for inspection by the undersigned, the undersigned’s attorney and/or advisor(s);

     12. the undersigned (i) is able to fend for itself in connection with the acquisition of the Pubco Securities; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Pubco Securities; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

     13. the undersigned is not aware of any advertisement of any of the Pubco Securities and is not acquiring the Pubco Securities as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

     14. except as set out in the Agreement, no person has made to the undersigned any written or oral representations:

(a)	that any person will resell or repurchase any of the Pubco Securities;

(b)	that any person will refund the purchase price of any of the Pubco Securities;

(c)	as to the future price or value of any of the Pubco Securities; or

(d)

that any of the Pubco Securities will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Pubco Securities on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Pubco on the OTC Bulletin Board;

     15. none of the Pubco Securities are listed on any stock exchange or automated dealer quotation system and, except as set out in the Agreement, no representation has been made to the undersigned that any of the Pubco Securities will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Pubco on the OTC Bulletin Board;

     16. the undersigned is acquiring the Pubco Securities as principal for their own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Pubco Securities;

     17. neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Pubco Securities;

     18. the undersigned acknowledges and agrees that Pubco shall refuse to register any transfer of Pubco Securities not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act;

     19. the undersigned understands and agrees that the Pubco Securities will bear the following legend:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”;

     20. the address of the undersigned included herein is the sole address of the undersigned as of the date of this certificate.;

     21. the undersigned is the beneficial owner of the Priveco Securities free and clear of all liens, charges and encumbrances of any kind whatsoever;

     22. other than the constating documents of Priveco, there are no written instruments, buy-sell agreements, registration rights or agreements, voting agreements or other agreements by and between or among the undersigned and any other Person, imposing any restrictions upon the transfer, prohibiting the transfer of or otherwise pertaining to the Priveco Securities or the ownership thereof;

     23. no Person has or will have any agreement or option or any right capable at any time of becoming an agreement to purchase or otherwise acquire the Priveco Securities or require the undersigned to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the Priveco Securities other than under this Agreement;

     24. the undersigned waives all claims and actions connected with the issuance of or rights attached to the Priveco Securities, including without limitation, the benefit of any representations, warranties and covenants in favour of the undersigned contained in any share purchase or subscription agreement(s) for such Priveco Securities; and any registration, liquidation, or any other rights by and between or among the undersigned and any other Person, which may be triggered as a result of the consummation of the Transaction;

     25. pursuant to British Columbia Instrument 51-509 – Issuers Quoted in the U.S. Over –the-Counter Markets (“BCI 51-509”), as adopted by the British Columbia Securities Commission, a subsequent trade in any of the Pubco Securities in or from British Columbia will be a distribution subject to the prospectus and registration requirements of applicable Canadian securities legislation (including the British Columbia Securities Act) unless certain conditions are met, which conditions include, among others, a requirement that any certificate representing the Pubco Securities (or ownership statement issued under a direct registration system or other book entry system) bear the restrictive legend (the "BC Legend") specified in BCI 51-509;

     26. the Priveco Security Holder is not a resident of British Columbia and undertakes not to trade or resell any of the Pubco Securities in or from British Columbia unless the trade or resale is made in accordance with BCI 51.509;

     27. others will rely upon the truth and accuracy of the representations and warranties contained in this Certificate and agrees that if such representations and warranties are no longer accurate or have been breached, the Priveco Security Holder shall immediately notify the Company;

     28. by executing and delivering the Agreement and as a consequence of the representations and warranties made by the the Priveco Security Holder contained in this Certificate, the Priveco Security Holder will have directed the Company not to include the BC Legend on any certificates representing any of the Pubco Securities to be issued to the Priveco Security Holder. As a consequence, the Priveco Security Holder will not be able to rely on the resale provisions of BCI 51-509, and any subsequent trade in any of the Pubco Securities in or from British Columbia will be a distribution subject to the prospectus and registration requirements of the British Columbia Securities Act; and

     29. if the Priveco Security Holder wishes to trade or resell any of the Pubco Securities in or from British Columbia, the Priveco Security Holder agrees and undertakes to return, prior to any such trade or resale, any certificate representing the Pubco Securities to the Company’s transfer agent or the Company, as applicable, to have the BC Legend imprinted on such certificate or to instruct the Company’s transfer agent to include the BC Legend on any ownership statement issued under a direct registration system or other book entry system.

IN WITNESS WHEREOF, I have executed this Certificate of U.S. Shareholder.

Date: _______________ , _________
Signature

Print Name

Title (if applicable)

Address

SCHEDULE 5
TO THE SHARE EXCHANGE AGREEMENT
AMONG TECHNOLOGY PUBLISHING, INC. AND NEXAIRA INC.
AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

DIRECTORS AND OFFICERS OF PRIVECO

Directors:
Mark Sampson
Brad Weinert
Jim Grey
Garry Bourns
Bernard Parkinson
Ralph Proceviat

Officers:
Name	Office
Mark Sampson	President and Chief Executive Officer
Ralph Proceviat	Chief Financial Officer
Carl Silva	Chief Scientist and Vice President of Technology
JR Yakel	Vice President of Sales
Rusty Wright	Vice President of Marketing and Products
Sherrill Aspin	Corporate Secretary

SCHEDULE 6
TO THE SHARE EXCHANGE AGREEMENT
AMONG TECHNOLOGY PUBLISHING, INC. AND NEXAIRA INC.
AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

DIRECTORS AND OFFICERS OF PUBCO

Directors:
Slawek Kajko
Edward Dere

Officers:
Name	Office
Slawek Kajko	President, Secretary and Treasurer
Edward Dere	Vice President